Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-162451, 333-162452) and in the Registration Statements on Form S-8 (Nos. 333-33819; 3333-76537; 333-108681; 333-117069; 333-147270, 333-162453) of DDR Corp. of our report dated March 23, 2012, relating to the consolidated financial statements of Sonae Sierra Brazil BV Sarl as of December 31, 2011 and for the year then ended (which report expresses an unqualified opinion and includes an explanatory paragraph relating to information on the nature and effect of differences in accounting practices in conformity with IFRS as issued by IASB and accounting principles generally accepted in United States of America, presented in Note 29 to the consolidated financial statements), appearing in the Amendment No.1 to the Annual Report on Form 10-K of DDR Corp. for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu

Auditores Independentes

São Paulo, Brazil

March 23, 2012